UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2008

State Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York	001-14783	11-2846511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza
Jericho, NY 11753
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (516) 465-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.                                REGULATION FD DISCLOSURE.

On April 29, 2008, Mr. Thomas M. O’Brien, President and Chief Executive Officer of State Bancorp, Inc. (the “Company”), delivered prepared remarks at the Company’s Annual Meeting of Stockholders.

Attached hereto as Exhibit 99.1 is a copy of Mr. O’Brien’s prepared remarks and as Exhibit 99.2 is a copy of the slide presentation for the meeting.  Slide number 6 and the associated comments presented at the meeting contained figures for annual interest income which were incorrectly labeled as net interest income. The enclosed slide number 6 and related script have been modified to properly reflect the net interest income figures.  The information in such exhibits is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, and the information contained in such exhibits shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in the attached exhibits shall not be deemed to be incorporated by reference into the filings of State Bancorp, Inc. under the Securities Act of 1933, as amended.

ITEM 9.01.                                FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

The following Exhibits are furnished as part of this report.

Exhibit 99.1   State Bancorp, Inc. Annual Stockholders’ Meeting President and CEO Report April 29, 2008

Exhibit 99.2   State Bancorp, Inc. Annual Stockholders’ Meeting Slide Presentation April 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2008	State Bancorp, Inc.

	By:	/s/ Brian K. Finneran
Brian K. Finneran Chief Financial Officer

Index of Exhibits

Exhibit 99.1   State Bancorp, Inc. Annual Stockholders’ Meeting President and CEO Report April 29, 2008

Exhibit 99.2   State Bancorp, Inc. Annual Stockholders’ Meeting Slide Presentation April 29, 2008